Exhibit 5.1

December 15, 2023

Unusual Machines, Inc.

151 Calle de San Francisco

STE 200 PMB 2106

San Juan, PR 00901-1607

Attention: Dr. Allan Evans, CEO

Re: Registration Statement on Form S-1 (SEC File No. 333-270519)

Ladies and Gentlemen:

We have acted as counsel to Unusual Machines, Inc., a Puerto Rico corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of: (i) 1,000,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), (ii) up to 150,000 additional Shares ( the “Over-Allotment Securities”) for which the underwriters have been granted an over-allotment option; and (iii) an underwriter’s warrant (the “Underwriter’s Warrant”) to acquire up to 57,500 shares of Common Stock (the “Warrant Shares”) granted to Maxim Group LLC, the representative of the underwriters.

The Shares will be sold by the Company pursuant to an underwriting agreement to be entered into by and between the Company and Maxim Group LLC (the “Underwriting Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction of the Company’s Certificate of Incorporation, as amended, and Bylaws and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters material to this opinion without having independently verified such factual matters. We are opining herein as to the laws of the Commonwealth of Puerto Rico and, solely with respect to the Underwriter’s Warrant, the laws of the State of New York, and we express no opinion with respect to any other laws. In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

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Unusual Machines Inc.

December 15, 2023

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, we are of the opinions that:

1. The Shares and the Over-Allotment Securities have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Underwriter’s Warrant has been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company and delivered by the Company against payment therefor, will be valid and legally binding obligations of the Company.

3. The Shares (including any Shares in the Over-Allotment Securities) and the Warrant Shares underlying the Underwriter’s Warrant have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price for the Shares and the exercise price for the Warrant Shares, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours, /s/ Nason, Yeager, Gerson, Harris & Fumero, P.A.
Nason, Yeager, Gerson, Harris & Fumero, P.A.

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